UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Retirement of Chief Medical Officer

On April 20, 2026, Eduardo Martins, M.D., D.Phil. provided notice to Sagimet Biosciences, Inc. (the “Company”) of his retirement from his role as Chief Medical Officer of the Company, effective as of April 20, 2026. Dr. Martins will continue to support the Company as an external scientific advisor.

Item 8.01 Other Events.

On April 20, 2026, the Company announced the appointment of Andreas Grauer, M.D. as Chief Medical Officer of the Company, effective as of April 20, 2026.

Prior to this role, Dr. Grauer most recently served as Chief Medical Officer at Omeros Corporation (NASDAQ: OMER) from October 2023 to April 2026. Prior to Omeros, Dr. Grauer held Chief Medical Officer roles at Federation Bio (October 2021 to July 2023) and Corcept Therapeutics Incorporated (March 2019 to August 2021). Prior to these roles, Dr. Grauer held various positions at Amgen, Inc. (December 2008 to December 2018) including Vice President Global Development. Dr. Grauer began his career at Procter & Gamble Pharmaceuticals (1999 to November 2008). Dr. Grauer continues to serve as an Associate Professor of Medicine at the University of Heidelberg Medical School, Germany, where he received his M.D. and also completed his clinical training in internal medicine and endocrinology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: April 21, 2026	By:	/s/ David Happel
David Happel
Chief Executive Officer